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                                                            EXHIBIT 10.6.3.4


            AMENDMENT TO AMENDED AND RESTATED BUSINESS LOAN AGREEMENT


This Amendment to Amended and Restated Business Loan Agreement ("Amendment") is made this 31st day of July, 1996, but is effective as of June 28, 1996 ("Effective Date"), by and between Roberds, Inc. ("Borrower"), and Bank One, Dayton, NA ("Bank One").

                                   WITNESSETH:

WHEREAS, Borrower and Bank One entered into a Amended and Restated Business Loan Agreement dated September 30, 1994 (the "Agreement") as amended by Amendments to Amended and Restated Business Loan Agreement dated December 7, 1994 and October 13, 1995; and WHEREAS, Borrower desires to and Bank One has agreed to amend certain financial covenants set forth in the Agreement.

NOW, THEREFORE, in consideration of the premises and the terms and conditions set forth herein, Borrower and Bank One agree to amend the Agreement as follows:

1. On page 5, delete Section 6.2 in its entirety and insert the following in its place:

         6.2 FUNDED DEBT TO TANGIBLE NET WORTH. Borrower agrees to maintain a ratio of Funded Debt to Tangible Net Worth of not more than 2.10 to
1.00 measured quarterly.

                  "Tangible Net Worth" shall be determined in accordance with GAAP and shall be deemed to include the amount of total assets of Borrower excluding the amount of Intangible Assets of Borrower minus the amount of total liabilities of Borrower, exclusive of Subordinated Debt, if any.

                  "Intangible Assets" shall be determined in accordance with GAAP and be deemed to include at book value, without limitation, goodwill, patents, copyrights, secret processes, deferred expenses relating to sales, general administrative, research and development expense.

                  "Funded Debt" shall be determined in accordance with GAAP and shall be deemed to include all interest bearing borrowings plus capitalized leases.

2. On page 6, delete Section 6.4 in its entirety and insert the following in its place:

         FIXED CHARGE COVERAGE. Borrower agrees to maintain a Fixed Charge Coverage (net income after taxes minus dividends plus interest expense plus rent expense plus depreciation/amortization divided by current maturities of long-term debt (including capitalized leases but not including any amount outstanding on the $40,000,000.00, as amended, Business Purpose Revolving Promissory Note dated November 23, 1993 from Borrower to the order of Bank One which may be considered current due to the maturity date of such promissory note) plus interest expense plus rent expense of not less than the ratios set forth for the following periods measured on a rolling four quarter basis:
                  Periods                                     Ratios

                  Effective Date to 09/30/97                  1.25 to 1.00
                  10/01/97 and thereafter                     1.50 to 1.00

3. On page 6, delete Section 6.5 in its entirety and insert the following in its place:

     CAPITAL EXPENDITURES. Borrower agrees not to purchase, lease or otherwise acquire or enter into any commitment to purchase, lease or otherwise acquire additional capital assets where the aggregate liability or expenditure therefore exceeds

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         $35,000,000.00 in 1996 and $10,000,000.00 in 1997 and thereafter, except with prior written consent by Bank One.

4. Delete the Business Loan Agreement "Borrowing Base" Addendum attached to the Agreement in its entirety and insert the Second Amended Business Loan Agreement "Borrowing Base" Addendum attached hereto in its place.

5. This Amendment is a modification only and not a novation. Except for the above-quoted modification(s), the Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Agreement or release any owner of collateral securing the Agreement. The validity, priority and enforceability of the Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.


                                              ROBERDS, INC.


                                               By:   /s/ Wayne B. Hawkins
                                                  ------------------------
                                                  Its:     Treasurer



                                               BANK ONE, DAYTON, NA

                                               By:  /s/ John B. Middleberg
                                                  ------------------------
                                                  Its:     Vice President


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